UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008 (July 28, 2008)

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Item 3.02 Unregistered Sale of Equity Securities.

On July 23, 2008, NetSol Technologies, Inc. entered into an agreement to sell convertible notes with a total principal value of $6,000,000 to 3, non-US resident investors: The Tail Wind Fund Ltd, Solomon Strategic Holdings, Inc. and Tail Wind Advisory & Management Ltd, which is authorized and regulated by the Financial Services Authority of Great Britain. The notes have a 3 year maturity date and are convertible into restricted shares of common stock at the initial conversion price of $3.00 per share. The issuance of the notes was made in reliance on an exemption from registration available under Regulation D of the Securities Act of 1933, as amended. The agreement closed on July 28, 2008.

(c) Exhibits

99.1 Convertible Note Purchase Agreement dated July 23, 2008 by and between the Company and the Tail Wind Fund Ltd., Solomon Strategic Holdings, Inc. and Tail Wind Advisory & Management Ltd.

99.2 Convertible Note executed by the Company in favor of The Tail Wind Fund Ltd.

99.3 Convertible Note executed by the Company in favor of Solomon Strategic Holdings, Inc.

99.4 Convertible Note executed by the Company in favor of Tail Wind Advisory & Management Ltd.

99.5 Form of Investor Rights Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: August 1, 2008	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date: August 1, 2008	/s/ Tina Gilger
TINA GILGER
Chief Financial Officer